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                                                                 EXHIBIT 4(i).13


          VOID AFTER 5:00 P.M., NEW YORK CITY TIME, NOVEMBER 15, 2001


Certificate No. 4


                                  SAFEWAY INC.
                         COMMON STOCK PURCHASE WARRANTS



                CERTIFICATE FOR 23,405,953 WARRANTS TO PURCHASE
                       23,405,953 SHARES OF COMMON STOCK
                                OF SAFEWAY INC.


                 This certifies that, for value received, SSI Equity Associates, L.P., or registered assigns (the "Holder") is entitled to purchase from Safeway Inc., a Delaware corporation (the "Company"), at any time after the date hereof and until 5:00 p.m., New York City time, on November 15, 2001, at the purchase price of $1.00 per share, up to an aggregate of 23,405,953 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), subject to adjustment as herein provided. In this warrant certificate (the "Warrant Certificate"), the right to purchase each share of Common Stock is referred to as a "Warrant"; the shares of Common Stock or, pursuant to the terms hereof, other securities, issuable upon exercise of the Warrants are referred to as the "Warrant Shares", and the purchase price of $1.00 per Warrant Share, subject to adjustment as herein provided, is referred to as the "Warrant Price".

                 The Warrants are subject to the following terms, conditions and provisions:

                 SECTION 1. Registration; Transferability; Exchange of Warrant Certificate.

                 1.1 Registration. The Company shall number and register the Warrants in a register (the "Warrant Register") as they are issued by the Company. The Company shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for complying with a request by a fiduciary or nominee of a fiduciary to register a transfer of any Warrant which is registered in the name of such fiduciary or nominee.
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                 1.2      Transfer.  Subject to compliance with Section 3
hereof, the Warrants shall be transferable only in the Warrant Register maintained at the office of the Company in New York, New York (the "Office"), upon presentation of this Warrant Certificate and proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion.

                 1.3 Exchange of Warrant Certificate. This Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder to purchase a like aggregate number of Warrant Shares as this Warrant Certificate then entitles the Holder to purchase. If the Holder desires to exchange this Warrant Certificate, it shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, this Warrant Certificate for exchange. Thereupon, the Company shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

                 SECTION 2.  Term of Warrants; Exercise of Warrants.

                 2.1 Term of Warrants. Subject to the terms of this Warrant Certificate, the Holder shall have the right, which may be exercised at any time from the date hereof until 5:00 p.m., New York City time, on November 15, 2001 (the "Expiration Date"), to purchase from the Company up to an aggregate of 23,405,953 fully paid and nonassessable Warrant Shares, or such other number of Warrant Shares which the Holder may at the time be entitled to purchase in accordance with the provisions of this Warrant Certificate. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights in respect thereof under this Warrant Certificate shall cease as of such time.

                 2.2      Exercise of Warrants.

                 (a) The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part upon surrender to the Company at its Office of this Warrant Certificate, together with the Form of Election to Purchase attached hereto duly filed in and signed, and upon payment to the Company of the Warrant Price (as determined in accordance with the provisions of Section 7 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised.


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                 (b)      Payment of the Warrant Price for Warrant Shares upon
         exercise of any Warrants may be made (i) in cash, (ii) by certified or official bank check in immediately available funds, or (iii) by any combination of (i) and (ii).

                 (c) Subject to Section 3 hereof, upon the surrender of this Warrant Certificate and payment of the Warrant Price as aforesaid, the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for the number of Warrant Shares so purchased. If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant Certificate and payment of the Warrant Price, as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder, either in full or from time to time in part and, in the event that this Warrant Certificate is exercised in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued by the Company.

         2.3 Compliance with Government Regulations. The Company covenants that if any Warrant Shares required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such Warrant Shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such Warrant Shares be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

                 SECTION 3. Payment of Taxes. The Company will pay all documentary stamp and other taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue or delivery of any Warrants, or certificates for Warrant Shares, in a name other than that of the registered Holder of such Warrants, and the


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Company shall not register any such transfer or issue any such certificate until such tax or governmental charge, if required, shall have been paid.

                 SECTION 4. Mutilated or Missing Warrants. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of this Warrant Certificate, if mutilated, or in lieu of and in substitution for this Warrant Certificate, if lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon, in the event this Warrant Certificate has been lost, stolen or destroyed, receipt of evidence satisfactory to the Company of such loss, theft or destruction. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                 SECTION 5. Reservation of Warrant Shares; Purchase, Call and Cancellation of Warrants.

                 5.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock (which will at all times remain free of preemptive rights) sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants evidenced by this Warrant Certificate. The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid (each, a "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with each Transfer Agent. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 7.3 hereof. All Warrant Certificates surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Company and retired.

                 5.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants evidenced hereby at such times, in such manner and for such consideration as it may deem appropriate.


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                 5.3      Call of Warrants.

                 (a) The Company shall have the right to call all (but not less than all) of the Warrants evidenced hereby for redemption at a cash price for each Warrant Share covered by such Warrants equal to $1.00 upon no less than 90 days' written notice if, at the date of such notice, the Securities and Exchange Commission has, under the Securities Act of 1933, as amended, declared effective a registration statement covering shares of the Common Stock and any shares of such Common Stock have been sold and the Warrant Shares are to be sold pursuant to such registration statement, or any subsequent registration statement of a type contemplated by the Registration Rights Agreement dated November 25, 1986, by and between the Company and SSI Equity Associates, L.P., filed with the Securities and Exchange Commission and declared effective; provided, however, that
         (i) at the time such registration statement covering the Warrant Shares becomes effective there shall exist an Active Public Trading Market (as such term is defined below) in the shares of Common Stock, and (ii) if at the date of such notice this Warrant shall be owned by SSI Equity Associates, L.P. or any successor partnership it may be called for redemption under the circumstances referred to in this
         Section 5.3(a) only if the exercise of this Warrant shall then be permissible under the terms of the Limited Partnership Agreement of SSI Equity Associates, L.P. or such successor partnership.

                 (b) If a "Change of Ownership Transaction" (as said term is defined below) occurs or is pending, the Company shall have the right to call all (but not less than all) of the Warrants evidenced hereby, upon written notice to the Holder at a cash price for each Warrant equal to the greater of (x) $.075 or (y) the excess of (A) the fair market value of one Warrant Share (or the fair market value of the securities issuable upon exercise of the Warrants, if other than Warrant Shares) over (B) the Warrant Price therefor; provided, that upon notice from the Holder to the Company, the Company shall deliver, or cause to be delivered, in lieu of cash, securities of the same class for which Warrants would be, or would become, exercisable pursuant to Section 7 hereof, having a fair market value (which shall be the same value as was used to determine the fair market value of one Warrant Share) equal to such excess, except that if as a result of such Change of Ownership Transaction the Warrants (if not redeemed) would not be immediately exercisable for cash or securities that have an Active Public Trading Market (a "Non-Marketable Acquisition Transaction") the Holder shall not have the option to request such securities in lieu of cash if the distribution of such securities to the Holder would require registration under the Securities Act. For


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         purposes of determining the fair market value of one Warrant Share pursuant to the preceding sentence, each Warrant Share shall be deemed to have a fair market value equal to the value stated for the consideration for which said Warrant Share is exchangeable in the Change of Ownership Transaction or, in the event there is no such stated value, the value, in the case of securities that have an Active Public Trading Market, equal to the average closing sale price for the 30 trading days ending on the date immediately preceding the date of consummation of the Change of Ownership Transaction (if such securities are then publicly traded on a national securities exchange) or the average closing bid price for the 30 trading days ending on the date immediately preceding the date of consummation of the Change of Ownership Transaction (if such securities are not then publicly traded on a national securities exchange but are included in a national quotation system). If the consideration for which said Warrant Share is exchangeable is other than securities that have an Active Public Trading Market and there is no stated value for the transaction, each Warrant Share shall be deemed to have a fair market value as determined by the Board of Directors of the Company, provided that any such determination of fair market value shall be sent to the Holder at least 30 days prior to the date of redemption, together with written information as to the basis upon which the Board of Directors of the Company made such determination. Such determination by the Board of Directors shall be conclusive and undisputed unless objected to in writing at least 10 days prior to the date of redemption by the holders of a majority of the Warrants.

                 (c) For purposes hereof, (i) a "Change of Ownership Transaction" means (A) a consolidation of the Company with, or a merger of the Company into, another entity, (B) an exchange of all or substantially all of the Common Stock for securities, cash or property of another entity, or (C) a sale, transfer or lease to another entity of all or substantially all of the assets of the Company, if, as a result of any transaction described in the foregoing clauses (A), (B) or (C), and after giving effect thereto, the holders of the Common Stock will own less than 50% of the voting power of all classes of stock having general voting rights of the resulting or acquiring entity and such resulting or acquiring entity is not an "affiliate" of the Company (as such term is defined in Rule 405 under the Securities Act of 1933, as amended, at the date hereof), and (ii) an "Active Public Trading Market" in the shares of Common Stock shall be deemed to exist only if at least 25% of the issued and outstanding shares of Common Stock has been publicly sold and continues to be freely tradeable and the Common Stock is traded on a national securities


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         exchange, or included in a national quotation system, or there are at least three active market-makers with respect to the Common Stock who are recognized investment bankers or securities dealers.

                 (d) The Company shall mail the notice of any call for redemption pursuant to Section 5.3(a) or (b) hereof to the Holder hereof not more than 120 days nor less than 90 days prior to the date scheduled for redemption (the "Call Date"); provided, however, that if the Company desires to call the Warrants for redemption pursuant to
         Section 5.3(a) hereof, such notice shall be mailed not later than the date the registration statement referred to therein shall have been initially filed with the Securities and Exchange Commission. Such notice shall state the Call Date and the place and price of such call. The Holder shall continue to have the right to exercise the warrants until 5:00 p.m., New York time, on the last business day preceding the Call Date. The term "business day" as used herein shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

                 5.4 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled by it and retired. The Company shall cancel any warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

                 SECTION 6. Warrant Price. Subject to adjustment as provided in Section 7 hereof, the Warrant Price shall be $1.00 per Warrant Share.

                 SECTION 7. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter described.

                 7.1 Mandatory Adjustments. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                 (a) In case the Company shall (i) pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of


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         Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant upon exercise thereof shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective on the date of dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively, whenever such an issuance is made.

                 (b) (i) In case the Company shall distribute to all holders of its outstanding Common Stock evidences of its indebtedness or assets or securities other than its Common Stock (excluding cash distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Section 7.1(a) above or in Section 7.1(b)(ii) hereof) or rights, options or warrants to subscribe for or purchase shares of Common Stock, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current Warrant Price on the date of such distribution, and of which the denominator shall be the then current Warrant Price, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive), up to the then current Warrant Price less $.01, of the portion of the evidences of indebtedness, assets, securities, rights, options, warrants or convertible or exchangeable securities so distributed attributable to one share of Common Stock.

                          (ii) In the event of a distribution by the Company to all holders of its outstanding Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or


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         both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto.

                          (iii) The adjustment required by this Section 7.1(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                 (c) In case the Company shall after the date hereof sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (all of the foregoing being referred to in this Section 7.1(c) as "Shares") (excluding (i) Shares issued in any of the transactions described in Section 7.1(a) or (b) above, (ii) Shares issuable upon exercise of stock options granted or to be granted to employees or directors of the Company or its subsidiaries, other than pursuant to Shares included in clause
         (iii) below, (iii) Shares issued to employees of the Company or its subsidiaries pursuant to stock bonus or incentive compensation plans or agreements approved by the stockholders of the Company, provided that the number of Shares so excluded pursuant to this clause (iii) and the immediately preceding clause (ii) shall not exceed in the aggregate 28,000,000 Shares, subject to adjustment under the terms of any such stock options, (iv) Shares issued pursuant to a dividend or interest reinvestment plan, or (v) Shares issued to stockholders of any corporation which is acquired by, merged into or becomes part of the Company or a subsidiary of the Company in an arm's length transaction), at a price per Share (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than the then current Warrant Price in effect immediately prior to such sale and issuance, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance and the


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         denominator of which shall be an amount equal to the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Warrant Price in effect immediately prior to such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock owned thereby. In case the Company shall sell and issue Shares for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence and the immediately preceding sentence of this Section 7.1(c), the Board of Directors of the Company shall determine, in its discretion, the fair value of said property, and such determinations, if made in good faith, shall be binding on all Holders. The determination of whether any adjustment is required under this Section 7.1(c), by reason of the sale and issuance of any rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at such time and not at the subsequent time of issuance of Shares upon the exercise of such rights to subscribe or purchase.

                 (d) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this
         Section 7.1(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                 (e) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein


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         provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                 (f) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under
         Section 7.1(b) hereof if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, convertible or exchangeable securities, evidences of indebtedness, assets or securities referred to in such paragraph which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares that does not affect the number of shares of Common Stock outstanding after giving effect to such change.

                 (g) For the purposes of this Section 7.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant Certificate or
         (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 7.1(a) above, the Holders shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Section 7.1(a) through (e), inclusive, above, and the provisions of Section 2 and Sections 7.2 through 7.4, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

                 (h) Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to subsections (a), (b) or (c) of this Section 7.1, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the


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         original adjustment not been required, as the case may be) as if (A)
         the only shares of Common Stock purchasable upon exercise of such rights, options, warrants or conversion or exchange privileges were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) such shares of Common Stock so issued or sold, if any, were issuable for the consideration actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

                 7.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company; provided that if the Company elects so to reduce the then current Warrant Price, such reduction shall remain in effect for at least a 15-day period, after which time the Company may, at its option, reinstate the Warrant Price in effect prior to such reduction.

                 7.3 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder a notice of such adjustment or adjustments and a certificate of an officer of the Company accompanied by the report thereon by a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants for the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

                 7.4  No Adjustment for Dividends.  Except as provided in
Section 7.1 hereof, no adjustment in respect of any dividends or other payments or distributions made to holders of securities issuable upon exercise of Warrants shall be made during the term of a Warrant or upon the exercise of a Warrant.

                 7.5 Preservation of Purchase Rights Upon Merger, Consolidation, etc. Subject to Section 5.3 hereof, in case of


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
any consolidation of the Company with or merger of the Company into another entity (whether or not the Company is the surviving corporation), or in the case of any sale, transfer or lease to another of all or substantially all the property of the Company, the Company or such successor or purchasing entity, as the case shall be, shall deliver to the Holder an undertaking that the Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of securities, cash and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action. Upon the execution of such agreement, such Warrant shall be exercisable only for such securities, cash and property. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7.5 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                 7.6 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of securities purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Certificate.

                 SECTION 8. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the Holder, the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant (or specified portion thereof) there will be paid in cash to the Holder of the Warrants an amount per Warrant Share equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 8, the "current market value" per share of Common Stock shall be (a) if the Common Stock is then publicly traded on a national securities exchange, the closing sale price of the Common Stock on such exchange on the last trading day prior to the date of determination, (b) if the Common Stock is not then publicly traded on a national securities exchange but is included in a national quotation system, the closing bid price for the Common Stock on the last trading day prior to the date of determination, and (c) if neither (a) nor (b) is applicable, as determined in good faith by the Board of Directors of the Company.

                 SECTION 9. No Rights as Stockholders; Notices to Holders. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder or its transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                          (a) the Company shall declare any dividend payable in cash or in any securities upon its shares of Common Stock or make any distribution to the holders of its shares of Common Stock;

                          (b) the Company shall offer to all holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof;

                          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed: or

                          (d) a proposed transaction, which, if consummated, would permit the Company to call the Warrants pursuant to Section 5.3 hereof,

then in any one or more of said events, the Company shall give notice in writing of such event to the Holder as provided in Section 11 hereof, such giving of notice to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of the stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

                 SECTION 10. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Warrant Shares, or any other securities issuable upon the exercise of the

Warrants, the Company will notify the Holder of the name and address of such Transfer Agent.

                 SECTION 11. Notices. Any notice pursuant to this Warrant Certificate by the Holder to the Company shall be in writing and shall be delivered in person or by facsimile transmission, or mailed by first class mail, postage prepaid to the Company, at Safeway Inc., Fourth and Jackson Streets, Oakland, California 94660. Any notice pursuant to this agreement by the Company to the Holder shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to the Holder at its address on the books of the Company.

                 Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

                 SECTION 12. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Certificate without the approval of the Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holder in any material respect.

                 SECTION 13. Successors. All the covenants and provisions of this Warrant Certificate by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

                 SECTION 14. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Company), shall expressly assume the due and punctual performance and observance of each and every covenant and condition of this Warrant Certificate to be performed and observed by the Company, subject to Sections 5.3 and 7.5 hereof.

                 SECTION 15. Applicable Law. This Warrant Certificate and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws. The parties hereto agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Warrant Certificate and/or the Warrants evidenced hereby.

                 SECTION 16. Benefits of this Warrant Certificate. Nothing in this Warrant Certificate shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant Certificate; but this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Holder.

                 SECTION 17. Captions. The captions of the sections and paragraphs of this Warrant Certificate have been inserted for convenience only and shall have no substantive effect.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed this 8th day of February, 1996.

                                           SAFEWAY INC.


                                           By: /s/ Michael C. Ross
                                              --------------------------------
                                           Name:   Michael C. Ross
                                           Title:  Senior Vice President

                         [FORM OF ELECTION TO PURCHASE]


                   (To be executed upon exercise of Warrants)

To Safeway Inc.:

                 The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ______ shares of Common Stock, as provided for therein, and requests that a certificate or certificates for such shares of Common Stock be issued in the name of, and any cash for any fractional shares be paid to:

                 Name ____________________________
                      (Please print name,
                      address and Social
                      Security or other
                      taxation identification No.)

                 If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, the undersigned requests that a new Warrant Certificate for the balance remaining of the shares purchasable thereunder (less any fraction of a share paid in cash pursuant to the terms of the Warrant Certificate) be issued to:

                 Name ____________________________
                      (Please print name,
                      address and Social
                      Security or other
                      taxation identification No.)

                 In full payment of the Warrant Price with respect to the Warrants exercised hereby and transfer taxes, if any, the undersigned hereby tenders payment of $______, payable as follows: (a) in cash, as to $______ and/or (b) by certified or official bank check, as to $___________.

Dated: __________________

                                                  ______________________________
                                                  (Name, signature, address and
                                                  social security or other
                                                  taxation identification number
                                                  of Holder - signature must
                                                  conform in all respects to
                                                  name of Holder on the face of
                                                  Warrant Certificate or with
                                                  the name of assignee appearing
                                                  in the Warrant Register.)